PETMED EXPRESS, INC.

QUARTER ENDED JUNE 30, 2009

CONFERENCE CALL TRANSCRIPT

JULY 20, 2009 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express Inc., doing business as 1-800-PetMeds conference call to review the financial results for the first fiscal quarter ended on June 30, 2009.  At the request of the company this conference call is being recorded.  Founded in 1996, 1-800-PetMeds is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications, and other health products for dogs, cats and horses direct to the consumer.  1-800-PetMeds markets it’s product through national television, online, direct mail and print advertising campaigns which direct consumers to order by phone or on the Internet and aim to increase the recognition of the 1-800-PetMeds’ brand name.  1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering and rapid home delivery.  At this time I would like to turn the call over to the Company’s Chief Financial Officer, Mr. Bruce Rosenbloom.

Bruce Rosenbloom:

Thank you. Good morning. I would like to welcome everyone here today. Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I’d like to remind everyone that the first portion of this conference call will be listen only until the question and answer session which will be later in the call.  Also, certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties.  These statements are based on our beliefs, as well as assumptions we have used based upon information currently available to us.  Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance or achievements expressed or implied by these statements.  We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission.  Now, let me introduce today’s speaker, Mendo Akdag, the President and Chief Executive Officer of 1-800-PetMeds.  Mendo -

Mendo Akdag:

Thank you, Bruce. Welcome everyone. Thank you for joining us. Today we’ll review the highlights of our financial results. We’ll compare our first fiscal quarter ended on June 30, 2009 to last year’s quarter ended on June 30, 2008.  For the first fiscal quarter ended on June 30, 2009 sales were $77.2 million compared to sales of $68.4 million for the same period the prior year, an increase of 13%. The increase was due to increased reorders and new orders.  For the first fiscal quarter, net income was $8.1 million, or $0.36 cents diluted per share, compared to $6.6 million, or $0.28 cents diluted per share for the same quarter last year, an increase to earnings per share of 27%.

Reorder sales increased by 17% to $54.0 million for the quarter compared to reorder sales of $46.2 million for the same quarter the prior year.  New order sales increased by 5% to $23.2 million for the quarter compared to $22.1 million for the same quarter the prior year. We acquired approximately 297,000 new customers in our first fiscal quarter compared to 267,000 for the same period the prior year.  Our average order was approximately $84 for the quarter compared to $87 for the same quarter the prior year.  The decline was due to some customers buying smaller quantities, for example, three packs rather than six packs, which may be due to the current economic condition.  Approximately 67% of our sales were generated on our web site for the quarter compared to 64% for the same period the prior year.  The seasonality in our business is due to the proportion of flea, tick and heartworm medications in our product mix. Spring and summer are considered peak seasons with fall and winter being the off-seasons.

For the first fiscal quarter our gross profit as a percent of sales was 38.0% compared to 37.7% for the same period a year ago.  The percentage increase can be attributed to the impact of reduction in freight expenses due to a shift from priority to standard shipping, offset by increased product cost.  Our general and administrative expenses as a percent of sales were 8.4% for the first fiscal quarter compared to 8.5% for the same quarter the prior year.  The improvement shows slight leverage of the G&A.

We spent $9.9 million in advertising for the quarter compared to $10.1 million for the same quarter the prior year, a decrease of about 2%.  The decrease was partially due to there not being any additional remnant TV advertising inventory available during the quarter.  The decrease was also partially due to our paying less per eyeball. This resulted in a reduction in the advertising cost of acquiring a customer, $33 for the quarter compared to $38 for the same quarter the prior year.

Exhibit 99.1 Page 1 of 7

Our working capital increased by $9.5 million to $64.1 million since March 31, 2009.  The increase can mainly be attributed to cash flow generated from operations. We had $59.5 million in cash and cash equivalents, $14.4 million in long-term auction rate securities investments, and $16.1 million in inventory with no debt as of June 30, 2009.  Net cash from operations for the quarter was $29.3 million compared to net cash from operations of $6.6 million for the same quarter the prior year. The significant increase was primarily due to a decrease in inventories and an increase in payables.  Capital expenditures for the quarter were approximately $154,000.

This ends the financial review.  Operator, we are ready to take questions.

Coordinator:

If you’d like to ask a question from the phone, press star 1. Please un-mute your phone and record your name. To withdraw your question, press star 2.

Once again, it’s star 1 to ask a question. Please standby for the first question.

The first question is from Kristine Koerber from JMP Securities.

Kristine Koerber:

Yes, hi. Congratulations on the quarter.

Mendo Akdag:

Thank you.

Kristine Koerber:

Couple questions, can you just talk a little more about the advertising environment. You said there was a lack of remnant space.  Any reason for that especially given the environment and kind of the trends you saw during the quarter and what you’re expecting going forward?

Mendo Akdag:

Okay. We were surprised too with there being no additional remnant TV inventory. The reason was TV cable stations used the inventory to make up for the commitments to their general advertisers.  Going forward, typically in the third quarter which is the September quarter, there should be more remnant space availability. That’s our anticipation but we anticipated that in the June quarter too , which was not the case.

Kristine Koerber:

Okay, and then one other question. You talk about competitive environment and pricing. Were you more aggressive on - I mean, obviously gross margin looked good during the quarter but how were you on promotional pricing during the quarter?

Mendo Akdag:

I don’t think it was any different than prior years but our presentation was different than the prior year.  So, it might have given the perception that we have given deeper discounts.

Kristine Koerber:

But you didn’t?

Mendo Akdag:

Well, if you look at the gross profit percent, obviously we didn’t.

Kristine Koerber:

Right. Thank you.

Coordinator:

The next question is from Mark Arnold from Piper Jaffrey.

Mark Arnold:

Good morning, great quarter guys.

Mendo Akdag:

Thank you.

Mark Arnold:

I just want to follow-up on the comment about the transaction size being down. What does that mean for sales later this year given, as the example you gave, people purchasing three packs versus six packs. How do you guys expect that to play out in terms of maybe a positive impact in the last couple of quarters of the year?

Mendo Akdag:

Hopefully they’re going to buy another three-pack in the September quarter. That’s what we’re hoping for.

Mark Arnold:

Is that - when you saw that type of behavior occur, is it in the seasonal products or is it just across the board in all the different types of products you offer? Any commentary you can provide on that?

Mendo Akdag:

More on seasonal products.

Exhibit 99.1 Page 2 of 7

Mark Arnold:

Okay. Then I wanted to follow-up on the cash flows as well, pretty strong cash flows. Your cash balance has grown here nicely. You talked about some of the working capital adjustments but what are your priorities in terms of using that cash?  Can you talk about that in general? I know you’ve bought back stock in the past but can you talk just about your general priorities maybe in order about using that pretty significant cash balance going forward.

Mendo Akdag:

I believe we still have about $10 million left on our stock buy-back plan.  So, that is the only thing really that’s pending at this time.

Mark Arnold:

Okay, and then just one last question.  We saw the - we talked about the transaction size falling. How does that carry over, or, what does that mean toward your ability to leverage the freight costs on your shipments? And what have you been able to do to continue to manage those margins given, I would assume there’s some fixed element of that freight cost regardless of the transaction size?

Mendo Akdag:

The reduction in the freight expenses was due to a shift from priority to standard shipping, but going forward it’s going to be a more apples-to-apples comparison.  We went to standard shipping in stages last year.  We started slowly to make sure that customers were not unhappy with it and we’ve done it in stages but I think for the September quarter it’s going to be a more apples-to-apples comparison.

Mark Arnold:

Okay. So, because of that the anniversary those changes that you started making, I think, in the June quarter last year.  So, it’s going to make managing that transaction size more important to managing the freight costs going forward?

Mendo Akdag:

That’s a fair comment, yes.

Mark Arnold:

Okay, great. Nice quarter guys.

Mendo Akdag:

Thank you.

Coordinator:

Your next question is from Anthony Lebiedzinski from Sidoti & Company.

Anthony Lebiedzinski:

Yes, good morning. A couple of questions to expand on the first caller here, about the - how you changed your presentation. Can you give us a little bit - some detail about that and also just touch on whether you expect gross margins to be up as well, at least in the near-term?

Mendo Akdag:

Changing the presentation, I’m not clear what you mean with that.

Anthony Lebiedzinski:

Well, you said, in response to the first caller’s question that you - that the presentation was different in terms of the...

Mendo Akdag:

Oh, you’re talking about the discounts?

Anthony Lebiedzinski:

Yeah, yes. Yes, can you just give us a little bit more detail about that and whether you think this is something that you’ll continue to do?

Mendo Akdag:

It was successful in June quarter, so with that in mind we’ll probably likely do more of it.

Anthony Lebiedzinski:

Okay. And also, could you just touch on maybe trends by region and also was there any impact from the weather? It was certainly, at least in the northern part of the country, cold and wet for the most part.  So, can you just touch on that please as well?

Mendo Akdag:

I don’t think there was any material difference. I’m not sure how the weather impacts it or not but as far as the trend is concerned, I don’t think there was any material difference this June quarter compared to the last year.

Anthony Lebiedzinski:

Okay, all right, thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

The next question is from Ed Woo from Wedbush.

Exhibit 99.1 Page 3 of 7

Ed Woo:

Yeah, I apologize, but can you repeat what the average order size was in the quarter?

Mendo Akdag:

Sure, $84.

Ed Woo:

And, also, was there any change in product mix in the quarter?

Mendo Akdag:

Slightly more prescription medications we sold in the quarter than the same quarter the prior year.

Ed Woo:

Okay and the last question I have is there’s been a lot of, I guess, discussion about sales tax. How much of your product is applicable for sales tax?

Mendo Akdag:

We only charge sales tax in Florida and in Georgia.  So the rest of the states we do not.

Ed Woo:

Are most of your products not applicable to sales tax because it’s...

Mendo Akdag:

Over-the-counter, over-the-counter medications are taxable, prescription medications are not taxable.

Ed Woo:

Great, thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Your next question is from Michael Kupinski from Noble Financial.

Michael Kupinski:

Thanks for taking the question and congratulations on your quarter.

Mendo Akdag:

Thank you.

Michael Kupinski:

I was just wondering, most of my questions have been answered but I just had a couple of quick ones here. In terms of new order sales obviously showing some deceleration from the prior quarter, I was curious if the company was reviewing its advertising message and maybe considering making changes to its creative given the prospect that advertising might be getting a little stale.

Mendo Akdag:

We don’t think it was due to the message. The reason was there was not enough, or any additional I should say, remnant TV inventory available during the quarter. That’s why we spent about 2% less than the same quarter the prior year.

Michael Kupinski:

Okay. You think the message, it was just purely because of the advertising number itself that you weren’t able to spend as much as you would hope?

Mendo Akdag:

That is correct and we also paid less per eyeball.

Michael Kupinski:

Okay, and I was just wondering in terms of the facility expansion that you had, I was wondering if you could give us any updates. Are you utilizing the whole facility at this time? What’s going on with that expansion?

Mendo Akdag:

It’s still the warehouse automation is still not complete. So we’re still in the first phase. We completed the first phase but the second phase has not been completed yet.  So, we’re anticipating that within the next three months.

Michael Kupinski:

Okay, and Mendo, is there any reason why it’s taken so long to get that online because it seems like it’s been a while that you’re trying to get it online.  Are you just phasing it in, what exactly were the plans there when you went through the facility expansion?

Mendo Akdag:

We had some technical problems and we’re in our peak season and we don’t want to interrupt the operation at this point.  So we’d rather wait till volume slows down for the second phase.

Michael Kupinski:

Was the technical problems more with the automation? What would be the nature of the technical problems?

Mendo Akdag:

Automation.

Exhibit 99.1 Page 4 of 7

Michael Kupinski:

Okay, all right, thank you very much. That’s what I had.

Coordinator:

Next question is from Mark Miller from William Blair.

Mark Miller:

Hi, good morning.

Mendo Akdag:

Good morning.

Mark Miller:

Good morning. The percentage of customers that are on the Website that are buying, it looks like that’s been coming up really over the last two years and I’m wondering if you could speak to that in this current period.  Is that conversion still coming up and why do you think that trend has been in place?

Mendo Akdag:

It was 67% for the June quarter compared to 64% for the same quarter last year. So, it’s a 3% increase. I think the consumer is becoming more comfortable ordering online. I would say that’s the main reason for the increase and I would anticipate it to continue to increase.

Mark Miller:

I’m speaking about actually the - in your 10K you disclosed the number of customers that are on the site and that we can also see the number of purchases and so the conversion rate...

Mendo Akdag:

The conversion was up you mean?

Mark Miller:

Yup.

Mendo Akdag:

It depends on what kind of visitors we bring in. So, we run different campaigns, different promotions and some campaigns can bring unqualified visitors and some campaigns will bring highly qualified visitors.  So, that will dictate the conversion.

Mark Miller:

I mean, is that a number you focus on in particular and...

Mendo Akdag:

Yes, we look at that every week and it has been improving.

Mark Miller:

Is that - do you feel like that’s at a stable level or do you think that that can go up further based on your initiatives?

Mendo Akdag:

It could go up based on our initiatives.

Mark Miller:

Okay, thanks. My other question is around the inventory and the company. In the prior quarter it had a significant year-to-year increase in inventory. I was wondering if those opportunistic purchases had helped you in this quarter?

Mendo Akdag:

Yes, absolutely did and you can see it in the gross profit percent.

Mark Miller:

And then follow-on on my last question to that is that the inventories now at the end of June are lower than the prior year period. In the past, usually in the subsequent quarter, gross margins have, as a consequence, fallen. Should I read into this that there’s maybe less opportunistic product available to you in the near-term?

Mendo Akdag:

You could probably. Our inventory is going to fluctuate based on whether there are any favorable buying opportunities or not.  So, you probably can read that yes.

Mark Miller:

And just why would there be less available now given the current economic circumstances?

Mendo Akdag:

It doesn’t necessarily mean it’s less available. It’s just the - it boils down to promotions and if the promotion is available the following quarter we’re not going to stock up.  So, our inventory increase in the March quarter was due to us buying at 2008 prices and in 2009 there were price increases.

Mark Miller:

Okay, terrific quarter. Thanks.

Mendo Akdag:

Thank you.

Coordinator:

The next question is from Ross Taylor from CL King.

Exhibit 99.1 Page 5 of 7

Ross Taylor:

Hi, most of my questions have been answered but maybe I have two left.  First, your cost to acquire the new customer dropped to $33 from $38 last year. Was all of this just driven by lower rates per ad or was there some greater efficiency in your new advertising message or something else that drove this improvement?

Mendo Akdag:

Part of it was due to paying less per eyeball and part of it was due to just a higher conversion.

Ross Taylor:

Okay. And my second and last question is, in your press release you mentioned driving reorder sales with some health education content, and is that any material change from what you’ve done previously in terms of trying to drive new orders, or drive reorders from existing customers?

Mendo Akdag:

We’re always working on it. I can’t say there was a material change in the June quarter but the reorders were strong. They grew 17% in the quarter.

Ross Taylor:

Okay, all right. That helped. Thanks very much.

Mendo Akdag:

You’re welcome.

Coordinator:

The next question is from Mitchell Bartlett from Craig-Hallum.

Mitchell Bartlett:

Yeah, just following up on the inventory question. What was the price inflation between 2008 and 2009? How much did you save basically?

Mendo Akdag:

The rough increase, I’m going to give you a rough idea, is about 5% increase at the cost level obviously, would be the increase typically by the manufacturers on an annual basis.

Mitchell Bartlett:

Okay. And then also a follow-up on somebody else’s question on the repeat order sales. Those are very strong. You’re really saying that you haven’t really changed your game a whole lot in how you’re communicating with your customer and whatnot. They’re just finding - they’re just coming back stronger and stronger. Is that kind of the tune?

Mendo Akdag:

Yes, I mean, we’re communicating with them. We’re staying in front of their face and are giving the right promotion.

Mitchell Bartlett:

Very good. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

The next question is from Ken Smith from Munder Capital.

Ken Smith:

Hi. My question was just on inventory. It’s been asked and answered. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

The next question is from Nancy Hull from Ladenburg Thalman.

Nancy Hull:

Hi.  Good morning. I just have two quick questions. One, have you seen any change in the frequency of customers taking advantage of your price matching policy in light of the difficult economic environment? Are customers kind of going into that more and taking advantage of that more than you’ve seen in prior quarters?

Mendo Akdag:

We have not seen any material change, no.

Nancy Hull:

Okay. And then the second question is, you mentioned in response to an earlier question that you saw a shift of mix of the OTC versus prescription product. Could you just go into that a little bit more and kind of explain directionally where that - was it the OTC increasing or the prescription increasing? And is it enough to make you think that it might be the beginning of a bit of a trend of that shift continuing going forward, or is it something that we should be mindful of?

Mendo Akdag:

The prescription sale increase was higher as a proportion to the total and we would love that trend to continue. We’re going to do our best.

Exhibit 99.1 Page 6 of 7

Nancy Hull:

So, it’s an indication, I assume, that gaining additional share from the vets and more...

Mendo Akdag:

That is correct and there’s less competition on prescription medication.

Nancy Hull:

Okay, great. Thanks, really nice quarter.

Mendo Akdag:

Thank you.

Coordinator:

Again, if you would like to ask a question, press star 1 and please record your name.

The next question is from David Centa. He’s a private investor.

David Centa:

Thank you for taking my call. Can you speak to the actual breakdown of prescription versus non-prescription, the percentages there? And, my second question, I know you don’t comment on the stock price, but just the heavy volume of shorting in the stock and particularly whether the company has taken any actions to address that. I understand that as a company listed on an exchange you can inquire as to whether your stock shorting is actually covered stock shorting or naked shorting.

Mendo Akdag:

As far as shorts are concerned, we are not aware of any naked shorting but we could be wrong.  And what was your first question?

David Centa:

About just the percent - but on the shorting question, have you contacted the exchange and inquired about that?

Mendo Akdag:

Bruce?

Bruce Rosenbloom:

Yes, we’ve talked to NASDAQ on that, and at this point it is - the tagline is as long as there’s no naked shorting, which we have no indication that there is, it does cause for a more efficient market, and we concentrate on the fundamentals of the business, and the long-term it will take care of itself.

David Centa:

Right, right. Okay, but, the actual percentage breakdown prescription versus non-prescription?

Mendo Akdag:

For the last fiscal year, prescription was 31% and the non-prescription was 69%.

David Centa:

Okay. And did that change markedly in the quarter or no?

Mendo Akdag:

Yes. The prescription was higher but I’m not going to get into specific percentages.

David Centa:

Thank you.

Coordinator:

That was the final question. I’d now like to turn the call back over to Bruce Rosenbloom.

Mendo Akdag:

Actually, it’s Mendo Akdag, but that’s okay.

Just brief closing remarks. We’ll be focusing our efforts in three areas in fiscal 2010. One, capturing additional market share, two, increasing reorders with personalized communication and health education content and, three, improving our current service levels.

This wraps up today’s conference call. Thank you for joining us.  Operator, this ends the conference call.

Exhibit 99.1 Page 7 of 7